CERTIFICATIONS ( SECTION 906)

Each of the undersigned hereby certifies in his capacity as an officer of Roanoke Electric Steel Corporation (the "Company"), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the quarter ended April 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 10, 2003

 /s/ Donald G. Smith
Donald G. Smith, Chairman, President,
Treasurer and Chief Executive Officer
     (Principal Executive Officer)
     (Principal Financial Officer)

 /s/ John E. Morris
John E. Morris, Vice President-Finance
         and Assistant Treasurer
     (Chief Accounting Officer)

"A signed original of this written statement required by Section 906 has been provided to Roanoke Electric Steel Corporation and will be retained by Roanoke Electric Steel Corporation and furnished to the Secutities and Exchange Commission or its staff upon request."